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                                                                EXHIBIT 99.B.10a

                                  [LETTERHEAD]
                         HELLER EHRMAN WHITE & MCAULIFFE
                                    ATTORNEYS
                                 333 BUSH STREET
                          SAN FRANCISCO, CA 94104-2878


                                  May 10, 1994

 McM Funds
 One Bush Street, Suite 800
 San Francisco, California 94104

                       Registration Statement on Form N-1A

 Dear Ladies and Gentlemen:

         We have acted as counsel to McM Funds, a Delaware business trust (the "Trust"), in connection with the Registration Statement on Form N-1A filed on February 24, 1994 (as amended to the date hereof, the "Registration Statement"), relating to the issuance of an indefinite number of shares (the "Shares") of beneficial interest pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following:

         (a)      the Trust's Trust Instrument;

         (b)      the Bylaws of the Trust;

         (c) resolutions of the Board of Trustees of the Trust relating to the designation of series of the Trust and issuance of the Shares; and

         (d)      the Registration Statement.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated (Michie Co. 1987 & 1992 Supp.). We have not undertaken



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McM Funds
May 10, 1994                                                              Page 2


a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We do~claim any opinion as to any law other than that of the United State. of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or securities at the per-share public offering price on the date of their issuance in accordance with statements specified in the Trust's then-current Prospectus and in accordance with the Trust's Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, (iii) such consideration will be at least equal in value to the par value of the Shares, and (iv) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

        The opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by the opinion that occur after the date of this opinion.

        We hereby consent to (i) the reference to our firm under the caption "General Information" in the Prospectus of the Trust included in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                                               Very truly yours,

                                             /s/ Heller Ehrman White & McAuliffe